REAL ESTATE SALE AGREEMENT

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2024 (the “Contract Date”) by and among the entities listed on Exhibit A-1 attached hereto (each, a “Seller” and collectively, “Seller” as the context requires) and SEALY ACQUISITIONS, L.L.C. a Georgia limited liability company (“Purchaser”).

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth herein, the Property;

NOW THEREFORE, in consideration of the recitals, the mutual covenants hereafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged, it is agreed by and between the parties as follows:

1.
Definitions.
(a)
“American Music Supply Lease” shall have the meaning ascribed to such term on Exhibit F-1 attached hereto.
(b)
“American Music Supply Tenant” shall have the meaning ascribed to such term on Exhibit F-1 attached hereto.
(c)
“Assumed Contracts” shall mean all Contracts which Purchaser has not elected to have Seller terminate pursuant to Section 10(a)(ii).
(d)
“Broker” shall mean JLL.
(e)
“Business Day” shall mean any Monday through Friday, but shall exclude legal holidays when banks are not open for business in Atlanta, Georgia or any jurisdiction the Premises are located in.
(f)
“Closing” shall mean the closing and consummation of the purchase and sale of the Property pursuant hereto.
(g)
“Crossroads L Premises” shall mean the portion of the Premises located at 12914 Stateline Road, Olive Branch, Mississippi.
(h)
“Crossroads L Seller” shall mean Crossroads L, LLC, a Delaware limited liability company.
(i)
“Charges” shall mean taxes, common area expenses, operating expenses and/or additional charges relating to the Property that the applicable tenant is obligated to pay for under one or more of the Leases.
(j)
“Contracts” shall mean all written: (i) security, janitorial, cleaning, pest control, waste disposal, landscaping, advertising, service, maintenance, operating, repair, supply, promotion and other service contracts relating exclusively to the Premises or any part thereof, together with all supplements, amendments and modifications thereto; and (ii) equipment leases and all rights and options of Seller thereunder, together with all supplements, amendments and modifications thereto, for equipment used exclusively at the Premises. For all purposes under this

Agreement, Contracts expressly exclude Excluded Contracts.
(k)
“Diligence Materials” shall mean: (i) the Title Commitments; (ii) Permitted Exceptions; (iii) the Leases; (iv) the Contracts; (v) the Property Information; and (vi) any estoppel certificates made available to Purchaser.
(l)
“Excluded Contracts” shall mean the following: (i) insurance, management and leasing agreements; and (ii) any contracts that relate to the Premises and other real property owned by an affiliate of Seller.
(m)
“Intangible Property” shall mean the following intangible property owned by Seller relating to the Premises or the business of owning, operating, maintaining and/or managing the Premises, all to the extent transferrable without any consent or cost or expense to Seller: (i) if still in effect and not assigned to any tenant under the Leases, all warranties and guarantees from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors covering the Premises or any part of it; (ii) to the extent that Seller has any rights therein, the nonexclusive right to use the trade names associated with the Premises, but specifically excluding any trademarks, service marks and trade names of Seller and (iii) to the extent held by Seller, all Permits.
(n)
“Leases” shall mean the leases or occupancy agreements, including those in effect on the Contract Date and any new leases entered into pursuant to Section 8(c) which as of the Closing affect all or any portion of the Premises, together with any amendments thereto and guarantees relating thereto, and any security deposits actually held by Seller with respect to any such Leases.
(o)
“Motivational Fulfillment Lease” shall have the meaning ascribed to such term on Exhibit F-1 attached hereto.
(p)
“Motivational Fulfillment Tenant” shall have the meaning ascribed to such term on Exhibit F-1 attached hereto.
(q)
“Permits” shall mean, to the extent transferrable without any consent or cost or expense to Seller, all of Seller’s right, title and interest in, to and under all permits, licenses, certificates of occupancy, approvals, authorizations and orders obtained from any governmental authority and relating exclusively to the Premises or the business of owning, maintaining and/or managing the Premises, including, without limitation, all land use entitlements, development rights, density allocations and sewer hook-up rights.
(r)
“Permitted Exceptions” shall mean: (1) any exception arising out of an act of Purchaser or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitments disclosed prior to the end of the Diligence Period that the Title Insurer has not agreed to insure over or remove from the Title Commitments (by issuance of an updated Title Commitment and pro forma Title Policy evidencing the same) as of the end of the Diligence Period (excluding Seller Liens that Seller is required to remove as provided for in this Agreement); (4) items shown on the Surveys or any updated surveys of the Premises prior to the end of the Diligence Period which have not been removed (by issuance of an updated Survey not showing such items) as of the end of the Diligence Period (excluding Seller Liens that Seller is required to remove as provided for in this Agreement); (5) any new matters raised in any update to the Title Commitments or Survey following the expiration of the Diligence Period except to the extent (A) such matters constitute Seller Liens which Seller is required to remove as provided for in this Agreement or (B) Purchaser does not object to such new matters within three (3) Business Days after Purchaser becomes aware of same (except to the extent such matters have been discharged or insured over to Purchaser’s reasonable approval by Seller by the Closing); (6) real estate taxes and assessments not yet due and payable; (7) rights of tenants under the Leases as tenants only; and (8) the standard exclusions from coverage set forth in the Title Policy that cannot be removed with a Survey or an Owner’s Affidavit (defined below).
(s)
“Personal Property” shall mean all right, title, and interest of each Seller, if any, in all tangible personal property owned by such Seller and not constituting part of the real estate, located on and used in connection with the Premises.
(t)
“Premises” shall mean each Seller’s right, title and interest in and to the industrial facility listed beside such Seller’s name on Exhibit A-1 attached hereto (and legally described on Exhibit A-2 attached hereto), together with such Seller’s right, title and interest in and to (i) all buildings and improvements located thereon, (ii) all rights, easements, tenancies, signage and appurtenances belonging or appertaining thereto, and (iii) any and all roads, streets, alleys or public and private rights of way, bounding such property.
(u)
“Property Information” shall mean all of the materials uploaded to the Data Room (as defined in Section 4(a)).
(v)
“Required Estoppels” shall mean tenant estoppel certificates from: (i) American Music Supply Tenant, and (ii) Motivational Fulfillment Tenant.
(w)
“Seller’s Knowledge” shall mean only the actual (and not constructive) knowledge of Tim Moore, Regional Director of the Central Region, without any duty to inquire into or investigate any matter.
(x)
“Stateline K Premises” shall mean that portion of the Premises located at 1660 Stateline Road East, Southhaven, Mississippi.
(y)
“Stateline K Seller” shall mean IDIG Stateline K, LLC, a Delaware limited liability company.
(z)
“Surviving Provisions” shall mean the provisions of Section 4(b), Section 12, Section 13(b)(iii), Section 15, Section 16, and Section 18 of this Agreement.

(aa) “Title Policy” shall mean, collectively, with respect to each applicable Premises, an owner’s standard coverage title insurance policy issued by the Title Insurer, dated as of the Closing, in the full amount of the Purchase Price (in the aggregate), the form of which shall be the form required or promulgated pursuant to applicable state insurance regulations, subject only to the Permitted Exceptions.

2.
Sale/Conveyance and Assignment. At closing of the transaction contemplated hereby (the “Closing”), Seller agrees to sell, convey and assign to Purchaser, and Purchaser agrees to buy and assume from Seller, upon the terms and conditions hereafter set forth: (a) the Premises;

(b) the Personal Property; (c) the Leases; (d) the Intangible Property; (e) the Assumed Contracts;

and (f) the Permits (collectively, the “Property”).

3.
Purchase Price; Earnest Money. The aggregate purchase price for the Property shall be $47,625,000 (the “Purchase Price”) payable by Purchaser to Seller as follows:
(a)
Deposit. Within 5 Business Days after the Contract Date, Purchaser shall deposit $550,000 into a strict joint order escrow trust established with First American Title Insurance Company (the “Title Insurer”), 3455 Peachtree Road NE, Suite 675, Atlanta, Georgia 30326, Attn: Jon D. Uhlir, Phone: 770-390-6520, Email: juhlir@firstam.com, as earnest money (together with all interest earned thereon, the “Earnest Money”).
(i)
Failure to Deposit. If the Purchaser fails to timely deposit the Earnest Money with the Title Insurer, this Agreement, at Seller’s option, shall be of no force and effect immediately upon notice from Seller to Purchaser at any time prior to the deposit of the Earnest Money.
(ii)
Interest on Earnest Money. All interest earned on the Earnest Money, if any, shall be administered, paid or credited in the same manner as the Earnest Money and, when credited to the escrow account shall constitute additional Earnest Money.
(b)
Remainder of Purchase Price. The Purchase Price, less a credit for the Earnest Money, and plus or minus pro-rations and adjustments pursuant to Section 12, shall be paid by Purchaser to Seller by wire transfer of immediately available federal funds on the Closing Date.
(c)
Purchase Price & Earnest Money Allocation. Schedule 3(c) is a “Purchase Price Allocation Schedule” which sets forth the allocation of the Purchase Price for each Property (such allocated portion of the Purchase Price for a Property, the “Allocated Purchase Price”). The Purchase Price (inclusive of pro-rations and other adjustments as agreed between the parties) shall be allocated in accordance with the Purchase Price Allocation Schedule and all tax returns filed by the Seller and Purchaser shall be prepared consistently with such final allocation.
(d)
No Partial Sale. Notwithstanding the allocation of the Purchase Price, Purchaser shall not be obligated to purchase, and Seller shall not be obligated to sell, less than all of the Property, and if Seller or Purchaser exercises a right to terminate this Agreement in accordance with the express provisions hereof, the Agreement shall be deemed terminated with respect to all of the Property.
(e)
Independent Consideration. On the Contract Date, Purchaser shall deliver

$100 to Seller, which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement (the “Independent Contract Consideration”). The Independent Contract Consideration is in

addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.

4.
Due Diligence.

(a)
Diligence Materials. Seller has granted Purchaser access to an on-line data room referenced on Schedule 4(a) (the “Data Room”).
(b)
Access Agreement. That certain Access and Indemnity Agreement between Seller and Purchaser, dated as of November 5, 2024 (the “Access Agreement”) is hereby incorporated into this Agreement by reference as if fully set forth herein, except that the term of the Access Agreement shall continue until the Closing or earlier termination of this Agreement, whichever is earlier. Notwithstanding the foregoing, in the event of any conflict between the terms of the Access Agreement and this Agreement, the terms of this Agreement shall control.
(c)
Diligence Period. Purchaser shall have a period (the “Diligence Period”) ending at 5:00 PM Eastern Standard Time on December 5, 2024 to determine, in Purchaser’s sole discretion, whether Purchaser desires to purchase the Property.
(d)
Termination. Purchaser may terminate this Agreement by giving written notice of such termination to Seller on or before the expiration of the Diligence Period. If this Agreement is terminated pursuant to this Section 4, the Earnest Money shall be promptly refunded by Title Insurer to Purchaser, and neither party shall have any further liability or obligation to the other under this Agreement, except for the Surviving Provisions.
(e)
Election to Proceed. If Purchaser does not timely elect to terminate this Agreement in accordance with Section 4(d), Purchaser shall be deemed to have elected to proceed and this Agreement shall continue in full force. If Purchaser elects to proceed (or is deemed to have elected to proceed) to purchase the Property, then except as otherwise expressly provided in this Agreement, the Earnest Money shall be non-refundable.
5.
Closing. The Closing shall be accomplished through escrow on or prior to 3:00 PM Eastern Standard Time on December 20, 2024 (as the same may be extended, the “Closing Date”), provided that all applicable conditions precedent to the Closing have been fulfilled or have been waived in writing by the applicable party. If all such conditions to the Closing have been satisfied (or waived), then the Closing shall take place in accordance with this Agreement with respect to all of the Premises.
6.
Seller Representations and Warranties. Except as disclosed in the Diligence Materials which are provided to Purchaser no later than three (3) business days prior to the expiration of the Diligence Period, Seller represents and warrants to Purchaser as follows:
(a)
Organization. Each Seller has been duly organized and validly exists in its respective state of formation or incorporation, as applicable.
(b)
Authority. Each Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of each Seller are authorized to do so. This Agreement and all of the documents to be delivered by each Seller at the Closing have been (or will be) authorized and properly executed and will constitute the valid and binding obligations of each Seller, enforceable against each Seller in accordance with their terms.

(c)
Conflicts. There is no agreement to which any Seller is a party or, to

Seller’s Knowledge, is binding on any Seller or the Property which is in conflict with this Agreement or which would limit or restrict the timely performance by each Seller of its respective obligations pursuant to this Agreement.
(d)
Litigation. There is no action, suit or proceeding pending, or, to Seller’s Knowledge, threatened in writing, (i) as of the Contract Date with respect to Seller and/or the Property, or (ii) which challenges or impairs any Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby, other than litigation matters which are de minimus in nature and are otherwise covered by Seller’s insurer.
(e)
Notice of Violations. As of the Contract Date, Seller has received no written notice that either the Premises or the use thereof materially violates any laws, rules or regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.
(f)
Condemnation. There are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Premises or any material part thereof.
(g)
Leases.
(i)
Schedule of Leases. Exhibit F sets forth a list of the existing Leases as of the Contract Date. Other than the Leases, Seller is not a party to any other occupancy agreements or contracts granting occupancy of the Premises and, to Seller’s Knowledge, there are no such other occupancy agreements or contracts.
(ii)
Leasing Matters. To Seller’s Knowledge, as of the Contract Date: (i) the Leases set forth the entire agreement between each Seller (as landlord, as applicable) and each tenant with respect to the Property affected thereby; (ii) Seller has not provided any tenant with a written notice of default under its Lease that remains uncured; (iii) no tenant has asserted in writing any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under its Lease; and (iv) no tenant has paid rent more than 30 days in advance; and (v) there are no leasing commissions, finder’s fees, tenant allowances, tenant improvement costs, or legal fees for Leases (collectively, “Leasing Costs”) that are currently due to any party.
(h)
Contracts. Exhibit G contains a true, correct and complete list of all of the existing Contracts as of the Contract Date.
(i)
Non-Foreign Status. Seller is not a “foreign person” as defined in Section 1445 of the Code and any related regulations.
(j)
OFAC. No Seller nor, to Seller’s Knowledge, any individual having an interest in any Seller (but excluding beneficiaries of any pension fund that holds an interest in Seller), is: (i) a Person described by Section 1 of the Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (a “Prohibited Person”); (ii) engaged in any dealings or transactions with a Prohibited Person; or (iii) otherwise associated with any Prohibited Person.
(k)
Brokers. Except for Broker, there is no broker, finder, or intermediary of any kind with whom Seller has dealt in connection with this transaction.
(l)
No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against any Seller.
(m)
Employees. No Seller has any employees.
(n)
Rights of Purchase. To Seller’s knowledge, no tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any unit in the Property.
(o)
Environmental Notices. Except as disclosed in the Diligence Materials, Seller has not received any written notice from any governmental entity or other person and has no knowledge that the Property, or current or former operations on the Property, are not or have not been in compliance with any environmental laws or that Seller has any material liability with respect thereto.
(p)
Notice of Default. As of the Contract Date, Seller has received no written notice that any of the Seller, the Premises or the operation or use thereof materially violates any applicable reciprocal easements or any covenant conditions or restrictions recorded against the Property.
7.
Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:
(a)
Organization and Authority. Purchaser has been duly organized and validly exists in its state of formation or incorporation, as applicable.
(b)
Authority. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Purchaser are authorized to do so. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.
(c)
Conflicts. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement.
(d)
Litigation. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.
(e)
OFAC. Neither Purchaser nor, to Purchaser’s knowledge, any individual having an interest in Purchaser, is: (i) a Prohibited Person; (ii) engaged in any dealings or transactions with a Prohibited Person; or (iii) otherwise associated with any Prohibited Person.
(f)
Brokers. Except for Broker, there is no broker, finder, or intermediary of any kind with whom Purchaser has dealt in connection with this transaction.

(g)
No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against Purchaser.
(h)
ERISA. Purchaser is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.
8.
Seller Pre-Closing Covenants. Seller covenants that during the period from the Contract Date through the Closing Date:
(a)
Contracts. During the term of this Agreement, Seller will not enter into any Contract that will be an obligation affecting the Property subsequent to the Closing Date, except for the Contracts that are terminable without cause and without payment of a penalty on not more than 30 days’ notice.
(b)
Insurance. Seller will maintain casualty insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Premises.
(c)
Leasing. Seller shall obtain Purchaser’s written consent, which consent shall be given in Purchaser sole discretion, before entering into any new Leases or any amendment or modification to any of the existing Leases.
(d)
Tenant Estoppels. Seller (i) has previously prepared and delivered drafts of the tenant estoppels to the applicable tenants under the Leases in the forms attached hereto as (i) Exhibit J-1 with respect to the Motivational Fulfillment Tenant and (ii) Exhibit J-2 with respect to the American Music Supply Tenant, and (ii) shall use commercially reasonable efforts to obtain the Required Estoppels, and shall deliver copies of the same promptly upon receipt from the applicable tenant. Each of the tenant estoppel certificates received by Seller shall be subject to the approval of Purchaser, which shall not be unreasonably withheld or delayed; provided, that the following shall be deemed approved by Purchaser: (i) any tenant estoppel certificate that does not disclose (a) any landlord defaults under the applicable Lease, or (b) any information that is substantially and adversely different (i.e., does not constitute de minimis changes) from the information within the Lease or as reflected on the applicable draft estoppel certificates attached hereto as Exhibit J-1 and Exhibit J-2 (for example, significantly earlier expiration date or reduced rental amounts); and (ii) any tenant estoppel certificate to which Purchaser has not objected within 3 Business Days after delivery to Purchaser by Seller. If the Required Estoppels have not been obtained on or prior to the date that is 2 Business Days prior to the Closing Date (the “Extension Date”), then either Seller or Purchaser may extend such Closing Date for up to 11 days by delivering written notice to Purchaser on or prior to 5:00 PM Eastern Standard Time on the Extension Date, and such Closing Date shall occur on the date that is the earlier to occur of (i) the date set forth in such notice or (ii) 3 Business Days after the Required Estoppels have been obtained. For the avoidance of doubt, unless otherwise agreed to in writing by the parties, the Closing Date shall not be extended beyond December 31, 2024 pursuant to this subsection.

(e)
SNDA’s. If Purchaser delivers subordination, non-disturbance and attornment agreements (each, an “SNDA”) for tenants under Leases for whom Purchaser’s lender is otherwise requiring an SNDA, Seller agrees to cause the same to be distributed to such tenants; provided that receipt of any SNDA shall not be a condition precedent to Closing.
(f)
REA/Owner Association Estoppels. Seller agrees to use commercially reasonable efforts to distribute the estoppel certificates attached hereto as (i) Exhibit K-1 with respect to the Stateline K Premises to the requested counterparty thereunder (the “Stateline REA Estoppel”), (ii) Exhibit K-2 with respect to the Crossroads L Premises to the requested property owners association having jurisdiction over the Crossroads L Premises (the “Crossroads Declaration Estoppel”), and (iii) Exhibit K-3 with respect to the Stateline K Premises to the requested property owners association having jurisdiction over the Stateline K Premises (the “Stateline Declaration Estoppel”, together with the Crossroads Declaration Estoppel, the “Required Owner’s Association Estoppels”).
(g)
Roof Warranty. Seller shall reasonably cooperate with Purchaser in connection with the transfer of any warranties, including, without limitation, roof warranties, which cooperation shall include assisting Purchaser in coordinating the completion of any inspections required by the roofing contractor required in order to transfer such roof warranties; provided, however, that Purchaser shall be responsible for the cost of any repairs required to transfer such roof warranties. Purchaser shall be obligated to pay any fees associated with the transfer of such warranties. Seller’s obligations under this paragraph shall survive Closing until the expiration of the Limitations Period.
9.
Title Insurance.
(a)
Delivery of Title Commitments and Surveys. Seller shall deliver (or has made available via the Data Room) to Purchaser: (i) a commitment for the Title Policy with respect to each Premises (collectively, the “Title Commitments”), together with all of the underlying exception documentation described in such Title Commitments; and (ii) Seller’s most recent survey of each Premises (collectively, the “Surveys”).
(b)
Seller’s Affidavit. Seller shall have no obligation to provide any affidavits, personal undertakings or title indemnities to the Title Insurer respecting the issuance of the Title

Policy or any endorsements to the Title Policy; provided, that Seller will provide the Title Insurer with an owner’s affidavit (an “Owner’s Affidavit”), substantially in the form attached hereto as Exhibit I.

(c)
Purchaser Right to Update Surveys. Purchaser shall have the right, at its sole cost and expense, to obtain an update of the Survey at any time prior to the expiration of the Diligence Period.
(d)
Removal of Seller Liens. Seller shall have no obligation to remove or cure any title exceptions or survey matters set forth on the Title Commitments or Surveys (as each may be updated) except for: (i) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Insurer; and (ii) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Purchaser’s consent, to the extent Purchaser’s consent is required under this

Agreement (collectively, “Seller Liens”).
(e)
Costs to Insure Seller Liens. Any additional title costs incurred by Seller in order to cause the Title Insurer to affirmatively insure any Seller Liens that are not otherwise cured by Seller shall be at Seller’s expense.
10.
Closing Conditions.
(a)
Purchaser Closing Conditions. Purchaser shall not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Purchaser (in each case, to the extent applicable to such Closing):
(i)
Required Estoppels. Purchaser shall have received the Required Estoppels in accordance with Section 8(d);
(ii)
Owner’s Association Estoppels. Purchaser shall have received the Required Owner’s Association Estoppels.
(iii)
Termination of Contracts. Seller shall have terminated: (i) to the extent the same can be terminated by Seller at no cost or expense, all Contracts which Purchaser has elected not to assume (by delivering written notice to Seller prior to the end of the Diligence Period) applicable to the portion of the Premises subject to such Closing; and (ii) all Excluded Contracts (either in their entirety or with respect to the Premises subject to such Closing, as applicable); and
(iv)
Title Policy. The Title Insurer shall be unconditionally (subject to Purchaser’s payment of the Purchase Price for such Closing, satisfaction of any requirements in the Title Commitments applicable to Purchaser, and delivery of the documents required to be delivered by Purchaser at Closing) committed to issue the Title Policy to Purchaser as of Closing for the portion of the Premises subject to such Closing.
(v)
No Litigation. As of the Closing Date, there shall be no action, suit or proceeding pending against Seller or the Property other than litigation matters which are de minimus in nature and are otherwise covered by Seller’s insurer.
(vi)
No Violations. As of the Closing Date, Seller has received no written notice that either the Premises or the use thereof shall materially violate any laws, rules or regulations of any federal, state, city or county government or any agency, body, subdivision thereof having jurisdictions over the Property that have not been resolved to the satisfaction of the issuer of the notice.
(vii)
Representations and Warranties. As of the Closing Date, Seller’s representations and warranties made as of the Contract Date shall be true and correct in all material respects.

If any of the foregoing conditions applicable to such Closing shall not have been fulfilled on or before the time for Closing hereunder, then Purchaser may elect, as its sole and exclusive remedy to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and neither party shall have any further liability or obligation to the other, except for the Surviving Provisions.

11.
Closing Escrow. Seller and Purchaser, as applicable, shall each deliver to the other through the closing escrow established with the Title Insurer the following):
(a)
Seller Deliveries.
(i)
Deeds. The applicable deeds for the Premises in the form attached hereto as Exhibits B (the “Deed”).
(ii)
Bills of Sale. The applicable bills of sale, each in the form attached hereto as Exhibit C (the “Bills of Sale”).
(iii)
Assignments of Leases. The applicable assignment of leases, each in the form attached hereto as Exhibit E (the “Assignments of Leases”).
(iv)
Assignments of Intangible Property. The applicable assignment of intangible property, each in the form attached hereto as Exhibit D (the “Assignments of Intangible Property”); provided, that if any warranties are only assignable upon inspection and payment of fees, Seller shall have no obligation under this Agreement with respect to such warranties other than to assign all of its assignable interests therein (and any inspections or fees shall be made and paid, as applicable, by Purchaser after Closing).
(v)
Notice to Tenants. A letter to each tenant under a Lease, advising them of the sale of the applicable Property and directing that all rent and any other amount due from such tenant and all future correspondence relating to such tenant’s Lease shall be sent to Purchaser for distribution to each tenant under a Lease (collectively, the “Tenant Notices”).
(vi)
Rent Rolls. Copies of rent rolls for the applicable Premises dated within 5 Business Days of the Closing Date.
(vii)
FIRPTA. An affidavit, in the form attached hereto as Exhibit H.
(viii)
Owner’s Affidavit. The Owner’s Affidavit referred to in Section 9(b).
(ix)
Settlement Statement. A fully executed settlement statement.
(x)
Bring-Down Certificate. A certificate (the “Seller Certificate”) executed by Seller subject to such Closing certifying that its representations and warranties in Section 6 are true and correct in all material respects as of the Closing Date with respect to the applicable portion of the Property subject to such Closing; provided, that such certification shall exclude any matters disclosed by Seller therein resulting from factual matters that have changed between the Contract Date and the Closing Date (as long as such change in facts did not result from the intentional actions of Seller in violation of this Agreement).
(xi)
Broker Lien Waiver. A duly executed lien waiver from Broker.
(xii)
Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may be required by the Title Insurer to carry out the terms and intent of this Agreement.
(b)
Purchaser Deliveries.
(i)
Payment of Purchase Price. The Purchase Price, subject to adjustment and pro-ration pursuant to Section 12.
(ii)
Assignments of Leases. Counterparts of the applicable Assignments of Leases.
(iii)
Assignments of Intangible Property. Counterparts of the applicable Assignments of Intangible Property.
(iv)
Bring-Down Certificate. A certificate executed by Purchaser certifying that its representations and warranties in Section 7 are true and correct in all material respects.
(v)
Tenant Notices. Counterparts to the applicable Tenant Notices.
(vi)
Settlement Statement. A fully executed settlement statement.
(vii)
Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may be required by the Title Insurer to carry out the terms and intent of this Agreement.
12.
Prorations and Adjustments. The following provisions shall adjust the Purchase Price payable at Closing:
(a)
Rents. At Closing, the Purchase Price shall be reduced by any advance rent (and, for avoidance of doubt, not Charges, which are addressed in Section 12(b) below, and not Taxes, which are addressed in Section 12(c) below) actually collected by Seller from tenants under the Leases that are attributable to periods after the Closing Date.
(i)
Post-Closing Collections. Within 90 days after such Closing, Purchaser and Seller will make a further adjustment for such rents which may have accrued or been incurred prior to the Closing Date, but not billed or paid at that date. For a period of one hundred eighty days (180) following Closing, Purchaser shall use commercially reasonable efforts (not to include commencing any eviction action or other litigation to collect such delinquency) to collect all rent or other amounts owed for the period prior to Closing. Seller may not pursue all remedies against tenants under Leases to collect such rents and other amounts due to Seller.
(ii)
Application of Payments. All rent received by Purchaser or Seller after the Closing Date shall be applied first to current rentals, then to delinquent rents accruing in the month of Closing and then, to the extent the applicable tenant identifies such rent as attributable to the period prior to Closing, to delinquent rentals accruing prior to such Closing Date.
(b)
Pass-Through Expenses. At Closing, the Purchase Price shall be reduced by any advance Charges (and, for avoidance of doubt, not Taxes, which are addressed in Section

12(c) below) actually collected by Seller from tenants under the Leases that are attributable to periods after the Closing Date.
(i)
Post-Closing Reconciliation. Reconciliations of any Charges owed by tenants under Leases for the calendar year (or fiscal year if different from the calendar year) in which the Closing occurs shall be prepared by Seller with the cooperation of Purchaser within 90 days following the end of the calendar year of Closing in accordance with the requirements set forth in the Leases.
(ii)
Post-Closing True-Up. If, based on the reconciliations made in accordance with the Leases and with Section 12(b)(i) above, the parties determine that the actual bills for Charges for periods prior to the Closing Date reflect amounts payable that are different from the estimated Charges that were billed to the tenants under the Leases, then Seller and Purchaser shall true-up as follows: (x) if the tenants under the Leases owe additional amounts for Charges, then the Purchaser shall pay such amounts relating to the period prior to Closing to Seller within 10 days of receipt by Purchaser, and (y) if the tenants under the Leases overpaid the estimated Charges and are owed any amounts for Charges from Purchaser, as landlord, then the Seller shall pay such amounts relating to the period prior to Closing to Purchaser within 20 days of demand by Purchaser.
(c)
Taxes and Assessments. All real estate taxes, fines, levies and/or assessments levied or assessed against Seller and/or the Premises (collectively, the “Taxes”), due for the calendar year 2024 shall be paid at Closing and Purchaser shall credit Seller with Seller’s prorated share of such Taxes for the year 2024, calculated as follows: (x) the amount of the Taxes paid at Closing divided by (y) 365; multiplied by (ii) the number of days in 2024 that are attributable to periods after the Closing Date.
(d)
Security Deposits.
(i)
The Purchase Price shall be reduced by $83,892, which is the amount of the cash security deposits held by Seller pursuant to the terms of the American Music Supply Lease with American Music Supply Tenant, and such security deposit shall be retained by Seller.
(ii)
Seller agrees to make reasonable efforts pre-Closing or promptly thereafter to have the letter of credit in the amount of $526,307.22 issued by Motivational Fulfillment Tenant pursuant to the Motivational Fulfillment Lease transferred or re-issued to Purchaser.
(iii)
Purchaser will indemnify and hold Seller harmless and free from any liability with respect to security deposits turned over or credited to Purchaser and such hold harmless will include any security deposits in the form of letters of credit which are transferred to Purchaser. The indemnity in this Section 12(d)(iii) shall survive Closing.
(e)
Other Deposits. Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Premises that have been provided by Seller or any of its affiliates, agents or advisors to any governmental agency, public utility or similar entity. Purchaser shall be responsible for replacing and/or making any such required deposits.
(f)
Reserved.
(g)
Assumed Contracts. The Purchase Price shall be increased by any pre-paid amounts under Assumed Contracts that are attributable to periods after the Closing Date. The Purchase Price shall be reduced by any amounts owed by Seller under the Assumed Contracts as of the Closing Date (and such amounts shall be paid by Purchaser after the Closing Date).
(h)
Leasing Costs. With respect to the Leasing Costs set forth on Schedule 12(h) attached hereto, Seller shall either: (i) cause the same to be paid in full at or prior to Closing, or (ii) to the extent the same have not be paid in full by Seller as of Closing, at Closing, provide Purchaser with a credit against the Purchase Price in an amount equal to such unpaid Leasing Costs. Leasing Costs for Leases (including any amendment, extension or renewals of Leases) executed by Seller or otherwise entered into on or after the Contract Date in accordance with Section 8(c), shall be paid in full by Purchaser, and to the extent Seller has paid such fees prior to Closing, the Purchase Price shall be increased by such paid amounts. In connection with the foregoing, to the extent that Purchaser is responsible for paying a leasing commission that will be payable after Closing, then at Closing, Seller shall assign the rights and benefits, and Purchaser shall assume the obligations, under the brokerage agreements related to the commissions.
(i)
Pro-rations Method. If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day of Closing shall belong to Purchaser and all pro-rations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such pro-ration set forth above, the portion thereof applicable to periods beginning as of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.
(j)
Prepaid Insurance Premiums. There will be no proration at the Closing of insurance premiums.
(k)
Final Pro-rations. Except as expressly set forth in this Section 12, there shall be no readjustment of any pro-rations after the Closing and all such pro-rations shall be final.
13.
Default; Termination.
(a)
Purchaser’s Default.
(i)
Retention of Earnest Money by Seller. If Purchaser materially defaults hereunder and such default continues for more than 10 days after written notice from Seller (except Purchaser’s obligation to deliver (i) the Earnest Money pursuant to this Agreement and (ii) Purchase Price and the items at Closing pursuant to Section 11(b), for which there shall not be any cure period), then provided Seller is not in default (subject to notice and cure as set forth in Section 13(b)), Seller’s sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser, whereupon the Earnest Money (or if a Closing has already occurred, the Allocated Earnest Money for such portion of the Property for which Closing has not occurred) shall be retained by Seller as liquidated damages, and neither party shall have any further liability or obligation to the other, except for the Surviving Provisions.
(ii)
Liquidated Damages. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE EARNEST MONEY IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 13(a) IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE TO SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(b)
Seller’s Default.
(i)
Return of Earnest Money to Purchaser. If Seller materially defaults under this Agreement and such default continues for more than 10 days after written notice from Purchaser (except Seller’s obligation to deliver items at Closing pursuant to Section 11(a), for which there shall not be any cure period), then provided Purchaser is not in default (subject to notice and cure as set forth in Section 13(b)), at Purchaser’s election and as Purchaser’s sole and exclusive remedy, Purchaser may either: (i) terminate this Agreement, whereupon Seller shall promptly reimburse Purchaser for all of Purchaser’s third-party out of pocket expenses incurred in connection with the transaction contemplated by this Agreement (for which Purchaser has provided Seller reasonable backup documentation and invoices) in an amount not to exceed $100,000, and the Earnest Money (or if a Closing has already occurred, the Allocated Earnest Money for such portion of the Property for which Closing has not occurred) shall be promptly returned to Purchaser and thereafter neither party shall have any further liability or obligation to the other, except for the Surviving Provisions; or (ii) subject to the conditions below, seek specific performance of Seller’s obligation to close on the sale of the Property pursuant to this Agreement (but not damages).
(ii)
Conditions to Specific Performance. Purchaser may seek specific performance of Seller’s obligation to close on the sale of the Property pursuant to this Agreement only if, as a condition precedent to initiating such litigation for specific performance, Purchaser shall: (x) not otherwise be in default under this Agreement; and (y) file suit therefor with the court on or before the 90th day after the Closing Date. Notwithstanding anything contained herein to the contrary, if in breach of this Agreement, Seller sells the Property (or any portion thereof) to someone other than Purchaser (which, for the avoidance of doubt, shall exclude any condemnation transaction governed by Section 17 hereof) or otherwise takes action that renders the remedy of specific performance impossible or impractical to obtain, Seller shall be liable for any damages suffered by Purchaser as a result of such breach. If Purchaser fails to file an action for specific performance within 60 days after the Closing Date, then Purchaser shall be deemed to have elected to terminate the Agreement in accordance with this Section 13(b).
(iii)
Limitation of Damages. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 13(b) IS INTENDED TO AND DOES LIMIT THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER’S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY DAMAGES FROM SELLER FOR ANY BREACH BY SELLER OF ITS COVENANTS OR ITS OBLIGATIONS UNDER THIS AGREEMENT PRIOR TO CLOSING, WHICH PURCHASER SPECIFICALLY WAIVES. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS TIMELY FILED AN ACTION FOR SPECIFIC PERFORMANCE IN ACCORDANCE WITH THIS AGREEMENT.
14.
Expenses.
(a)
Seller Expenses. At Closing, the Seller shall pay: (i) the costs of any endorsements to the Title Policy that Seller must obtain to cure Seller Liens, if any; (ii) one-half (½) of the escrow fee charged by Title Insurer; and (iii) the applicable costs noted as a Seller obligation on Schedule 14 attached hereto and made a part hereof.
(b)
Purchaser Expenses. At Closing, the Purchaser shall pay: (i) the costs of any endorsements Purchaser requests for its Title Policy (excluding any endorsements to the Title Policy that Seller must obtain to cure Seller Liens, if any); (ii) the costs of the Surveys and any updates or additions to, or re-certifications of, the Surveys; (iii) any charges in connection with Purchaser’s lender (including charges for any loan policy); (iv) one-half (½) of the escrow fee charged by the Title Insurer; (v) any expenses incurred by Purchaser or its representatives in inspecting or evaluating the Property (including appraisals, environmental studies or engineering reports); and (vi) the applicable costs noted as a Purchaser obligation on Schedule 14 attached hereto and made a part hereof.
(c)
Other Expenses. Each party shall bear its own legal fees in connection with the transactions contemplated by this Agreement, and all other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with local custom.
15.
Limitation of Seller’s Liability.
(a)
Survival Period. All representations and warranties of Seller herein shall survive the Closing for a period of 6 months (the “Limitations Period”). Seller shall have no liability with respect to any claim which Purchaser may have against Seller for a breach of any such representation or warranty, whether such breach is known or unknown, unless such claim is specifically asserted by written notice to Seller within the Limitations Period. If Purchaser delivers written notice to Seller within the Limitations Period, then Purchaser’s sole remedy shall be an action at law for actual damages, which must be commenced, if at all, on or before the expiration of the Limitations Period.
(b)
Cap. After Closing, the cumulative, maximum amount of liability that all Sellers shall have to Purchaser, in the aggregate, for breaches of the surviving representations warranties and covenants of Seller herein (or in any document executed by any Seller pursuant to this Agreement) shall not exceed 2% of the Purchase Price. Notwithstanding anything this Agreement to the contrary (including without limitation in the preceding sentence), in no event shall any of the obligations of Seller under the following provisions be accounted for when establishing whether the cap amount has been reached, (i) Seller’s obligations with respect to costs and payments addressed in Section 12 above, (ii) Seller’s obligations to pay broker’s fees under Section 16 below, and (iii) the obligation to pay attorneys’ fees under Section 18(k). Under no circumstances may Purchaser seek or be entitled to recover any special, consequential, punitive, speculative or indirect damages from Seller for any breach by Seller of its surviving covenants, representations, warranties or obligations under this Agreement, all of which Purchaser specifically waives.
(c)
Purchaser’s Investigation. By closing this transaction, Purchaser will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Purchaser’s choosing. Further, and notwithstanding anything to the contrary in this Agreement, if Purchaser has actual knowledge of any untruth or breach of any of the representations and warranties made by Seller: (i) prior to the end of the Diligence Period, and Purchaser nonetheless elects not to terminate this Agreement prior to the expiration of the Diligence Period, or (ii) as of the Closing Date, and Purchaser nonetheless elects to proceed to Closing, Purchaser shall be deemed to have waived all rights against Seller and the conditions hereunder in connection with any such untruth or breach of such representation or warranty.
(d)
No Representations re: Diligence Materials. Except as specifically set forth in Section 6, Seller makes no representations or warranties as to the truth, accuracy, completeness or otherwise concerning any materials supplied to Purchaser. Any materials which Purchaser is allowed to review are provided only for Purchaser’s convenience in making its own examination and determination prior to the expiration of the Diligence Period as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller.
(e)
As-Is Sale. PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENT, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY.

(f)
Release. WITHOUT LIMITING THE ABOVE, PURCHASER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S SHAREHOLDERS, AGENTS, INVESTMENT ADVISORS AND AFFILIATES AND THE MEMBERS, PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”), FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHETHER CAUSED BY, ARISING FROM, OR PREMISED IN WHOLE OR IN PART, UPON SELLER’S ACTS OR OMISSIONS, OR PREMISED IN WHOLE OR IN PART ON ANY THEORY OF STRICT OR ABSOLUTE LIABILITY, WHICH PURCHASER, ITS SUCCESSORS OR ASSIGNS, MAY HAVE OR INCUR IN ANY MANNER OR WAY CONNECTED WITH, ARISING FROM OR RELATED TO THE PROPERTY. IT IS THE INTENTION OF SELLER AND PURCHASER THAT THE WAIVER CONTAINED IN THIS SECTION 15(f) APPLY TO ALL CLAIMS DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS THAT ARISE IN WHOLE OR IN PART AS A RESULT OF SELLER’S SOLE OR CONCURRENT NEGLIGENCE, OR THE SOLE OR CONCURRENT NEGLIGENCE OF SELLER’S AGENTS, EMPLOYEES AND CONTRACTORS.
(g)
This Section 15 shall survive the Closing or earlier termination of this

Agreement.

16.
Brokers. Purchaser and Seller acknowledge and agree that Broker has acted as broker in connection with this transaction. Upon Closing, Seller shall pay any brokerage commission due to Broker per Seller’s separate agreement with Broker. This Section 16 shall survive Closing.
17.
Destruction of Improvements.
(a)
Material Damage; Material Condemnation. If, prior to Closing, any of the improvements on the Premises are damaged or destroyed such that (1) the cost of repair or replacement of such improvements is reasonably likely to exceed 5% of the Purchase Price, (2) a tenant is permitted to terminate its Lease under the terms thereof or abate or offset rent under the Lease on account of such casualty; (3) the Property cannot be restored or rebuilt as-of-right in compliance with applicable zoning laws or is rendered noncompliant with any applicable zoning laws (including parking requirements); or (4) access to or egress from the Property (or any Improvement located thereon) is materially impaired (“Material Damage”), or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain which (1) impairs the value of the Property by more than 5% of the Purchase Price, (2) any tenant is permitted to terminate its Lease under the terms thereof or abate or offset rent under its Lease on account of such condemnation; (3) the Property cannot be restored, maintained or rebuilt as-of-right in compliance with applicable zoning laws or is rendered noncompliant with any applicable zoning laws (including parking requirements); or (4) access to or egress from the Property (or any Improvement located thereon) (“Material

Condemnation”), then:
(i)
Purchaser may elect, within 14 days from and after said Material Damage, or notice of such Material Condemnation, by written notice to Seller, to terminate this Agreement, and if necessary the time of Closing shall be extended to permit such election. If Purchaser timely elects to terminate, the Earnest Money (or if a Closing has already occurred, the Allocated Earnest Money for such portion of the Property for which Closing has not occurred) shall be returned to Purchaser and, except for the Surviving Provisions, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

(ii)
If Purchaser does not timely elect to terminate pursuant to Section 17(a)(i), the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall assign to Purchaser Seller’s rights in any insurance proceeds or Material Condemnation award to be paid to Seller in connection with such Material Damage or Material Condemnation, and, in the case of Material Damage, Seller shall pay (or credit) to Purchaser an amount equal to the deductible under Seller’s policy of casualty insurance and Seller shall execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. In such event, any title exception arising by reason of Material Condemnation shall be deemed a Permitted Exception.

Notwithstanding anything in this Section 17 to the contrary, in the event any or all of the Property is damaged in any casualty, if (A) Seller’s insurance company refuses to recognize Purchaser as the assignee of the insurance proceeds and Seller has not agreed to pay or credit to Purchaser the amount which Purchaser would have otherwise received from Seller’s insurance company (which election shall be in Seller’s sole discretion) or (B) Seller fails to maintain insurance with respect to such casualty and rent loss associated therewith, and Seller has not agreed to pay or credit to Purchaser the amount which Purchaser would have otherwise received as insurance proceeds pursuant to this Section 17 (which election shall be in Seller’s sole discretion), then Purchaser shall have the right to terminate this Agreement as if the Property is damaged above the threshold set forth in this Section 17.

(b)
Other Casualty or Condemnation. If, prior to Closing, any of the improvements on the Premises are taken, damaged or destroyed and such damage or taking is not Material Damage or Material Condemnation, Purchaser shall remain obligated to close hereunder with no abatement in the Purchase Price. At Closing, Seller shall assign to Purchaser Seller’s rights in any insurance proceeds or condemnation award to be paid to Seller in connection with such damage, destruction or condemnation, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.
18.
General Provisions.
(a)
Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b)
Amendments in Writing. This Agreement may be amended only by a written amendment subsequently executed by all of the parties hereto.
(c)
Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.
(d)
Time of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, any date falling on a day that is not a Business Day shall be deemed to refer to the next day that is a Business Day.
(e)
Severability. If any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.
(f)
Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.
(g)
Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and successors, and assigns, provided, however, that this Agreement may not be assigned by Purchaser without the prior express written consent of Seller. Notwithstanding the foregoing, Purchaser may assign this Agreement, upon not less than 3 Business Days’ prior written notice, but without Seller’s consent, to an affiliated entity controlled by Purchaser; provided that in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder.
(h)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next Business Day delivery, or sent by electronic mail, to the parties as follows:

If to Seller:
c/o IDI Logistics 1197 Peachtree Street NE, Suite 600 Atlanta, GA 30361 Attn: General Counsel Email: david.laibstain@idilogistics.com with copy to:
Alston & Bird LLP 1201 West Peachtree StreetAtlanta, GA 30309 Attention: Drew Allen, Esq. Email: drew.allen@alston.com

Attention: Julia Bahms, Esq. Email: julia.bahms@alston.comIf to

If to Purchaser:
Sealy Acquisitions, LLC 8401 N. Central Expressway, Suite 150 Dallas, TX 75225 Attention: Jason Gandy Phone: (214) 692-3600 Email: jasong@sealynet.com with copy to:
Morris, Manning & Martin LLP 1600 Atlanta Financial Center 3343 Peachtree Road NE Atlanta, Georgia 30326 Attention: Christina Graham, Esq. Phone: (404) 504-7652 Email: cgraham@mmmlaw.com or to such additional or other persons, at such other address or addresses as may be designated by notice from Purchaser or Seller, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given and effective 3 Business Days following posting in the United States mails. Notices by electronic mail shall be deemed given and effective upon the delivery thereof. Notices by overnight courier shall be deemed given and effective on the first Business Day following the delivery thereof to Federal Express, UPS or another recognized overnight courier service.

(i)
Governing Law. For matters arising under this Agreement that relate to a particular Property, this Agreement shall be governed by the internal laws of the State in which the applicable Property is located without giving effect to the conflict of laws principles thereof. For matters arising under this Agreement that relate to multiple Properties located in different States and all other matters unrelated to a particular Property, this Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.
(j)
Counterparts; Electronic Signatures. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument. The parties may execute and exchange counterparts of this Agreement and any amendment hereto, which may be signed electronically, and may be sent via attachment to electronic mail (*.pdf or similar file types), Adobe Sign, DocuSign protocol and/or other electronic platform.
(k)
Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party. This Section 18(k) shall survive the Closing.
(l)
Construction. This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.
(m)
Reporting Obligations. Seller and Purchaser hereby designate the Title Insurer to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. This Section 18(m) shall survive the Closing.
(n)
No Recording of Agreement. Neither this Agreement nor any memorandum or evidence hereof shall be recorded in any public records by Purchaser. If so recorded by Purchaser, this Agreement shall be deemed ipso facto canceled and terminated, the Earnest Money shall thereupon be forfeited to Seller, and Purchaser shall have no further interest in the Property, pursuant to this Agreement or otherwise. Nothing contained in this Section limits Purchaser’s rights to file a lis pendens or lien in connection with an action for specific performance as provided in Section 13(b)(ii) hereof.
(o)
Full Performance. The delivery of the Deed by Seller and the delivery of possession of the Property to Purchaser, shall be deemed the full performance and discharge of every obligation on the part of the Seller to be performed hereunder, except the provisions herein that expressly survive the Closing. This Section 18(o) shall survive the Closing.
(p)
No Press Release. Each of Seller and Purchaser hereby covenants for itself and its affiliates that prior to Closing, they shall each not issue any press release or public statement with respect to this Agreement or the transactions contemplated by this Agreement which indicate the Purchase Price or the identity of the other party, without the prior consent of the other, which consent shall not be unreasonably withheld. Without otherwise limiting the foregoing, this Section 18(p) shall not apply to any and all disclosures required by law, including securities filings, or those disclosures Seller or Purchaser or their respective affiliates customarily make in its or their reporting to its or their respective shareholders.
(q)
§1031 Exchange. Notwithstanding Section 18(g), either Purchaser or Seller may designate the Property as part of a 1031 Exchange under the Code. In such event, Purchaser and Seller respectively agree to reasonably cooperate with the other in such transaction, including, but not limited to, executing any commercially reasonable documents requested by the designating party and cooperating in a commercially reasonable manner with any facilitator in such transaction, provided that: (i) the nondesignating party shall not incur any liability in connection with the exchange, (ii) the nondesignating party shall not be obligated to take title to any real property, (iii) the Closing shall not be extended to accommodate, nor shall the Closing be conditioned on consummation of, the exchange, and (iv) any and all additional costs and charges attributable to the exchange including, without limitation, actual and reasonable attorneys’ fees, brokers’ commissions and other transaction-related expenses shall be paid for by the designating party promptly after demand by the nondesignating party.
(r)
Escrow Provisions. Title Insurer shall act as escrowee with respect to and hold in escrow the Earnest Money and shall disburse the Earnest Money in accordance with this Agreement. Title Insurer shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds Title Insurer or others, and shall promptly provide Purchaser and Seller with confirmation of the Earnest Money. All instructions to the Title Insurer must be jointly delivered by Seller and Purchaser.
(i)
Duties of Title Insurer. The sole duties of Title Insurer shall be those described in this Agreement and Title Insurer shall be under no obligation to determine whether the other parties to this Agreement are complying with any requirements of law or the terms and conditions of any other agreements among said parties. Title Insurer may conclusively rely upon and shall be protected in acting upon any notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, consistent with reasonable due diligence on Title Insurer’s part. Title Insurer shall have no duty or liability to verify any such notice, consent order or other document, and its sole responsibility shall be to act as expressly set forth in this Agreement. Title Insurer shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement.
(ii)
Disputes. If any dispute arises with respect to the disbursement of any monies, Title Insurer may continue to hold the same pending resolution of such dispute, and the parties to this Agreement hereby indemnify and hold harmless Title Insurer from any action taken by it in good faith in the execution of its duties under this Agreement.
(iii)
Confidentiality. Title Insurer and its respective representatives shall hold in strictest confidence this Agreement and the terms and conditions contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER:

CROSSROADS L, LLC,

a Delaware limited liability company

By: /s/ David Laibstain

Name: David Abstain

Title: EVP, General Counsel

IDIG STATELINE K, LLC,

a Delaware limited liability company

By: /s/ David Laibstain

Name: David Abstain

Title: EVP, General Counsel

[Signatures Continue on Next Page]

PURCHASER:

SEALY ACQUISITIONS, L.L.C.,

a Georgia limited liability company

By: /s/ Mark P. Sealy

Name: Mark P. Sealy

Title: Manager

JOINDER BY TITLE INSURER

First American Title Insurance Company has executed this Agreement and hereby agrees to the terms and provisions set forth in Section 18(r) of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Jon D Uhlir
Name: Jon D. Uhlir
Its: Vice President

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS	DESCRIPTIONS
EXHIBIT A-1	LIST OF SELLERS AND PROPERTIES
EXHIBIT A-2	LEGAL DESCRIPTIONS OF PROPERTIES
EXHIBIT B	FORM OF DEED
EXHIBIT C	FORM OF BILL OF SALE
EXHIBIT E	FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY
EXHIBIT D	FORM OF ASSIGNMENT OF LEASES
EXHIBIT F	LIST OF LEASES
EXHIBIT G	LIST OF CONTRACTS
EXHIBIT H	FORM OF FIRPTA AFFIDAVIT
EXHIBIT I	OWNER’S AFFIDAVIT
EXHIBIT J-1	FORM OF TENANT ESTOPPEL CERTIFICATE – MOTIVATIONAL FULFILLMENT TENANT
EXHIBIT J-2	FORM OF TENANT ESTOPPEL CERTIFICATE – AMERICAN MUSIC SUPPLY TENANT
EXHIBIT K-1	FORM OF REA ESTOPPEL – STATELINE K
EXHIBIT K-2	FORM OF OWNER’S ASSOCIATION ESTOPPEL – CROSSROADS L
EXHIBIT K-3	FORM OF OWNER’S ASSOCIATON ESTOPPEL – STATELINE K

SCHEDULES	DESCRIPTIONS
3(c)	PURCHASE PRICE & EARNEST MONEY ALLOCATION SCHEDULE
4(a)	DATA ROOM
12(h)	LEASING COSTS
14	EXPENSES

EXHIBIT A-1

LIST OF SELLERS AND PROPERTIES

Property	Seller
Crossroads L Premises: 12914 Stateline Road, Olive Branch, MS 38654	Crossroads L, LLC, a Delaware limited liability company
Stateline K Premises: 1660 Stateline Road East, Southaven, MS 38671	IDIG Stateline K, LLC, a Delaware limited liability company

EXHIBIT F LIST OF LEASES

Crossroads L Premises: 12914 Stateline Road, Olive Branch, MS 38654

That certain Industrial Lease between Crossroads L Seller and American Music Supply, Inc., a New Jersey corporation (“American Music Supply Tenant”), dated January 3, 2014, as amended by that certain Notice of Lease Term Dates, dated January 24, 2014, that certain First Amendment to Industrial Lease, dated November 9, 2016, that certain Second Amendment to Industrial Lease, dated March 20, 2017, that certain Renewal Notice Letter, dated January 30, 2023, and that certain Third Amendment to Industrial Lease, dated February 26, 2024 (as amended, the “American Music Supply Lease”).

Stateline K Premises: 1660 Stateline Road East, Southaven, MS 38671

That certain Industrial Lease between Stateline K Seller and Motivational Marketing, LLC, Delaware limited liability company (d/b/a Motivational Fulfillment & Logistics Services) (“Motivational Fulfillment Tenant”), dated March 25, 2024, as amended by that certain Notice of Lease Term Dates, dated April 12, 2024 (as amended, the “Motivational Fulfillment Lease”).